AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 2003

SCHEDULE 14A
(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
(Amendment No. ____)

Filed by the registrant [X]

Filed by a party other than the registrant [   ]

Check the appropriate box:

[X]	Preliminary proxy statement

[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive proxy statement

[ ]	Definitive additional materials

[ ]	Soliciting material under Rule 14a-12

The Cronos Group

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THE CRONOS GROUP

Société Anonyme Holding

Dennis J. Tietz

Chairman

, 2003

To Our Shareholders:

      We have set our 2003 annual meeting of shareholders for Thursday, June 5, 2003, to commence at 10:00 a.m. (local time) at the Hotel Le Royal, 12 Boulevard Royal, Luxembourg. At the meeting we will ask you to re-elect Maurice Taylor and Charles Tharp as directors; to approve amendments to our Non-Employee Directors’ Equity Plan; to approve an extension of the authority of the Board of Directors to implement a common share repurchase program; to approve the declaration of a dividend for the second calendar quarter of 2003; to approve our appointment of Deloitte & Touche S.A. as our auditors for the year ending December 31, 2003; and to take certain other actions that we are required to submit to you under Luxembourg law.

      Your Board of Directors recommends that you vote in favor of each of these proposals. You should read with care the Proxy Statement, which contains detailed information about these proposals.

      With this Proxy Statement you are also receiving our 2002 annual report, as well as the Company’s consolidated and unconsolidated financial statements for the year ended December 31, 2002.

      You do not need to attend the meeting to participate. It is important that you take some time to read the enclosed materials and to vote your shares. Whether you plan to attend the meeting or not, we urge you to sign, date, and return the enclosed proxy card in the enclosed postage paid envelope in order that as many shares as possible may be represented at the meeting. The vote of each shareholder is important and your cooperation in promptly returning your executed proxy would be appreciated. Each proxy is revocable and will not affect your right to vote in person. Therefore, even if you execute a proxy, you may still attend the annual meeting of shareholders and vote your shares in person.

Sincerely,

Dennis J. Tietz
Chairman of the Board and
Chief Executive Officer

THE CRONOS GROUP

Société Anonyme Holding

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:   Thursday, June 5, 2003

Time:   10:00 a.m.

Place:	Hotel Le Royal
12 Boulevard Royal
Luxembourg

Matters to be voted upon:

1.	Election of two directors to serve three-year terms expiring in 2006.

2.	Approval of an amendment to our Non-Employee Directors’ Equity Plan to (a) extend the term of the Plan to the close of business on the date of the annual shareholders’ meeting held in 2006, and (b) reserve for issuance upon exercise of director’s options and settlement of director’s stock units granted under the Plan an additional 325,000 authorized but unissued common shares of the Company.

3.	Approval of an extension, from December 12, 2003 to December 3, 2004, of the grant of authority to the Board of Directors to implement a common share repurchase program.

4.	Approval of the declaration of a dividend of two (2) cents per common share for the second calendar quarter of 2003.

5.	Approval of our appointment of Deloitte & Touche S.A. as the Company’s independent auditors for the year ending December 31, 2003 for both the consolidated and unconsolidated accounts and the grant of authorization to the Board of Directors to fix the compensation of the independent auditors.

6.	Approval of the consolidated and unconsolidated financial statements of the Company for the year ended December 31, 2002 and the reports of the Company’s Board of Directors and independent auditors thereon.

7.	Discharge of the directors of the Company pursuant to Article 74 of the Luxembourg Companies Law from the execution of their mandate for the year ended December 31, 2002.

8.	Approval of the allocation of the profit/loss reported by the Company for the year ended December 31, 2002.

9.	Any other matter properly brought before the shareholders at the annual meeting or any adjournment thereof.

      The close of business on April 8, 2003 has been fixed as the record date for determining which shareholders are entitled to notice of the meeting, and any adjournment, postponement, or continuation thereof, and which shareholders are entitled to vote.

      The address of the Company’s registered office is 16, Allée Marconi, Boîte Postale 260, L-2120 Luxembourg, and its telephone number is 352 453 145. The Company is organized in Luxembourg as a société anonyme holding with registrar number RCS LUX B27.489.

On Behalf of the Board of Directors,

Dennis J. Tietz
Chairman of the Board and
Chief Executive Officer

                    , 2003

GENERAL INFORMATION ABOUT VOTING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 AMENDMENTS TO THE COMPANY’S NON-EMPLOYEE DIRECTORS’ EQUITY PLAN
PROPOSAL NO. 3 EXTENSION OF GRANT OF AUTHORITY TO BOARD OF DIRECTORS TO IMPLEMENT COMMON SHARE REPURCHASE PROGRAM
PROPOSAL NO. 4 APPROVAL OF DECLARATION OF DIVIDEND FOR THE SECOND CALENDAR QUARTER OF 2003
PROPOSAL NO. 5 APPOINTMENT OF DELOITTE & TOUCHE S.A. AS INDEPENDENT AUDITORS
PROPOSAL NOS. 6 - 8 PROPOSALS FOR SUBMISSION TO THE SHAREHOLDERS UNDER LUXEMBOURG LAW
CORPORATE GOVERNANCE
COMMITTEES OF THE BOARD OF DIRECTORS
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER MATTERS
SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
OTHER INFORMATION
APPENDIX A
PRE 14A

THE CRONOS GROUP

Société Anonyme Holding
16, Allée Marconi
Boîte Postale 260
L-2120 Luxembourg

PROXY STATEMENT

      Your vote at this annual meeting is important to us. Please vote your common shares by completing the enclosed proxy card and returning it to us in the enclosed envelope. This Proxy Statement has information about the annual meeting and was prepared by the Company’s management for the Board of Directors. This Proxy Statement will be first mailed to shareholders on                     , 2003.

APPENDICES

Amended and Restated Audit Committee Charter	A

GENERAL INFORMATION ABOUT VOTING

Who is soliciting your vote?

      These proxy materials are furnished in connection with the solicitation by the Board of Directors of The Cronos Group (“Cronos” or the “Company”) of proxies to be voted at the Company’s 2003 annual meeting and at any meeting following an adjournment, postponement, or continuation thereof.

Who can vote?

      The Board of Directors has fixed the record date as of the close of business on April 8, 2003. Only holders of common shares of the Company on the record date are entitled to vote at the annual meeting. A total of 7,360,080 common shares can be voted at the annual meeting. Shareholders are entitled to one vote for each common share owned on the record date. The enclosed proxy card shows the number of shares you can vote.

Who are the proxyholders?

      The persons named in the enclosed proxy are directors and/or officers of the Company. A shareholder has the right to appoint a person (who need not be a shareholder of the Company) as proxy to attend and act on such shareholder’s behalf at the annual meeting.

How do I vote by proxy?

      Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign, date and promptly return the enclosed proxy card in the accompanying envelope. The common shares presented by any valid proxy will be voted on all matters in accordance with the specifications or instructions marked on the proxy card. In the absence of any such specification or instruction, such common shares will be voted FOR, AGAINST or ABSTAIN from voting (withheld) on all of the proposals specified in the form of proxy as the proxyholder shall determine, in his discretion.

      The accompanying proxy for the annual meeting confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Annual Meeting of Shareholders and this Proxy Statement and with respect to such other business or matters which may properly come before the annual meeting or any adjournment.

What if other matters come up at the annual meeting?

      The Board of Directors does not presently know of any matter to be considered at the meeting other than the matters described herein and in the Notice of Annual Meeting of Shareholders. However, if other matters are properly presented at the meeting, the proxyholders will vote your shares, on your behalf, in accordance with their judgment.

Can I change my vote after I return my proxy card?

      Yes. At any time before the vote on a proposal, you can revoke your proxy or change your vote either by submitting to the Company’s secretary a written notice of revocation, or by signing, dating, and returning a later-dated proxy card.

Can I vote in person at the annual meeting rather than by completing the proxy card?

      Although we encourage you to complete and return the enclosed proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in street name?

      If your shares are held in the name of your broker, a bank, or other nominee, that institution should provide you with instructions for voting your shares. Please contact the person responsible for your account and give instructions for a proxy card to be signed representing your common shares of the Company. We urge you to confirm in writing your instructions to the person responsible for your account. In addition, please provide a copy of those instructions to the Company at the address indicated below, so that we may be aware of your instructions in order to attempt to ensure that such instructions are followed.

How are votes counted?

      Under Luxembourg law, actions requiring the approval of shareholders can generally be taken by approval of the holders of a simple majority of shares present or represented, and voting, without regard to any minimum quorum requirements. Two exceptions are (i) to amend the Articles of Association (“Articles”) and (ii) any action for which Luxembourg law or the Articles require greater than a majority vote or require a specified quorum. Holders of a majority of the outstanding common shares of the Company must be present in person or by proxy to satisfy the minimum quorum requirements to amend the Articles.

      The Company’s common shares are traded on the Nasdaq stock market (symbol: CRNS). Under Nasdaq’s rules, the minimum quorum for any meeting of shareholders of a Nasdaq company is 33 1/3 percent of the outstanding common shares of the company. The Company will observe this requirement in holding its annual meeting, and accordingly a quorum of at least one-third of the outstanding common shares of the Company entitled to vote at the annual meeting, represented in person or by proxy, will be necessary to convene the annual meeting.

      The Company’s Articles require the approval of the holders of a simple majority of the outstanding common shares of the Company for the election of directors to the Board of Directors. Therefore, with respect to Proposal No. 1 — Election of Directors, if you do not sign and return a proxy card, your shares will be counted as abstentions and will have the effect of a vote AGAINST the proposal.

      The affirmative vote of the holders of a majority of the common shares of the Company present in person or represented by proxy, and voting, is required to approve the other matters to be presented to the shareholders at the annual meeting.

      Abstentions and broker non-votes are each excluded in the determination of the number of shares present and voting. However, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum of shareholders at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner or other person entitled to vote.

Who pays for this proxy solicitation?

      Cronos will pay the full cost of this proxy solicitation and expenses incurred in connection with preparing and distributing this Proxy Statement. We have retained Georgeson Shareholder Communications Inc. (“Georgeson”) to assist in the solicitation of proxies. The cost of Georgeson’s services is estimated at $1,100, plus reasonable out-of-pocket expenses. In addition to the solicitation of proxies by mail, employees of the Company may solicit proxies by telephone, or by other means. None of these employees will receive extra compensation for their assistance in the solicitation of proxies.

      We will request that banks, brokerage houses, and other custodians, nominees and fiduciaries forward the proxy solicitation materials to the beneficial owners of common shares of the Company that such institutions hold of record. We will reimburse such institutions for their reasonable out-of-pocket expenses.

How can I get further information?

      Shareholders can call the investor relations department of our affiliate, Cronos Capital Corp., at (415) 677-8990, or contact us by email at ir@cronos.com, with any questions about voting procedures or the other matters discussed herein.

      Shareholders may obtain copies of the Company’s 2002 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q by contacting the investor relations department or by writing to the Secretary of Cronos Capital Corp., One Front Street, Suite 1500, San Francisco, California 94111.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The Company’s Articles provide that it is to be managed by a Board of Directors composed of at least three members who need not be shareholders of the Company and who shall be elected by the holders of a simple majority of the outstanding common shares for a term of three years and until their successors are elected and take office. The terms of the directors are staggered so that the terms of one-third of the total number of directors expire in each year.

      Presently, the Board of Directors is composed of Dennis J. Tietz (Chairman), Peter J. Younger, Maurice Taylor, Charles Tharp, S. Nicholas Walker, and Robert M. Melzer.

      Messrs. Taylor and Tharp were elected by the shareholders to the Board of Directors, as independent directors, at the 2000 annual meeting for three-year terms expiring at the conclusion of the annual meeting for 2003 and when their successors are elected and take office, and are therefore standing for re-election at this annual meeting.

      Messrs. Tietz and Younger were re-elected to the Board of Directors at the 2001 annual meeting for three-year terms expiring at the conclusion of the annual meeting for 2004 and until their successors are elected and take office, and are therefore not standing for re-election at this annual meeting.

      Messrs. Walker and Melzer were re-elected to the Board of Directors at the 2002 annual meeting for three-year terms expiring at the conclusion of the annual meeting for 2005 and until their successors are elected and take office, and are therefore not standing for re-election at this annual meeting.

Maurice Taylor

      Mr. Taylor, age 42, was appointed to the Board of Directors of the Company as an independent director on July 9, 1998. Mr. Taylor is currently serving as a director for a term expiring at the conclusion of the annual meeting for 2003 and until his successor is elected and takes office. Mr. Taylor, a resident of Geneva, Switzerland, has been an independent consultant in international trade finance for the last ten years. He serves on the boards of numerous privately-held trading companies in Europe. Mr. Taylor holds a B.A. degree in Mathematical Economics from Brown University.

Charles Tharp

      Mr. Tharp, age 52, was appointed to the Board of Directors of the Company as an independent director on March 31, 1999, to fill the vacancy created by the resignation of a former director. Mr. Tharp is currently serving as a director for a term expiring at the conclusion of the annual meeting for 2003 and until his successor is elected and takes office. Mr. Tharp is based in Washington D.C. and has for the last six years acted as a consultant to pension funds and foundations on international investment policy, fiduciary issues, and financial management. Mr. Tharp is a director of The Info/ Change Foundation, Washington D.C., and for the past 20 years has been an advisor to the American Bureau of Shipping. He held several positions, including Executive Director (the Chief Executive Officer) of the Pension Benefit Guaranty Corporation, a federal agency, from 1982 to 1985. Mr. Tharp has served on the boards of insurance companies, pension funds, and real estate holding companies in California, Ohio, and Bermuda. Mr. Tharp holds a B.A. degree in History from Yale University and an M.A. in Jurisprudence from Oxford University, England.

      We are proposing that the shareholders re-elect Messrs. Taylor and Tharp to the Board of Directors to serve until the conclusion of the annual meeting for 2006 and until their successors are elected and take office. Each of the nominees has agreed to be named in this Proxy Statement and to serve as a director if elected by the shareholders. Should any nominee unexpectedly not be available for election, then the Board of Directors would propose a substitute nominee.

      If Messrs. Taylor and Tharp are re-elected to the Board, then the composition of our Board of Directors would be as follows:

Director	Term Expiration

Dennis J. Tietz	2004 Annual Meeting
Peter J. Younger	2004 Annual Meeting
S. Nicholas Walker	2005 Annual Meeting
Robert M. Melzer	2005 Annual Meeting
Maurice Taylor*	2006 Annual Meeting
Charles Tharp*	2006 Annual Meeting

*	Nominees for re-election to the Board of Directors.

      We recommend that you vote FOR the re-election of Messrs. Taylor and Tharp as directors.

Vote Required

      Election of each of the two nominees requires the approval of the holders of a simple majority of the outstanding common shares of the Company.

A.     Continuing Directors

Dennis J. Tietz

      Mr. Tietz, age 50, was appointed Chief Executive Officer of the Company on December 11, 1998, and Chairman of the Board of Directors on March 30, 1999, to fill the vacancies created by the resignation of Rudolph J. Weissenberger as Chief Executive Officer and Chairman of the Board. Mr. Tietz is currently serving as a director for a term expiring at the conclusion of the annual meeting to be held in 2004 and until his successor is elected and takes office. From 1986 until his election as Chief Executive Officer of the Company, Mr. Tietz was responsible for the organization and marketing of investment programs managed by Cronos Capital Corp. (“CCC”) (formerly called Intermodal Equipment Associates), an indirect subsidiary of the Company. From 1981 to 1986, Mr. Tietz supervised container lease operations in both the United States and Europe. Prior to joining CCC in 1981, Mr. Tietz was employed by Trans Ocean Leasing Corporation, San Francisco, California, a container leasing company, as regional manager based in Houston, with responsibility for leasing and operational activities in the U.S. Gulf. Mr. Tietz holds a B.S. degree in Business Administration from San Jose State University. Mr. Tietz is a licensed principal with the National Association of Securities Dealers. Mr. Tietz served as Chairman of the International Institute of Container Lessors for its 2001 fiscal year, and currently sits on the Executive Committee of the Institute’s Board of Directors.

Peter J. Younger

      Mr. Younger, age 46, was elected to the Board of Directors of the Company at the 1999 annual meeting held on January 13, 2000. Mr. Younger is currently serving as a director for a term expiring at the conclusion of the annual meeting to be held in 2004 and until his successor is elected and takes office. Mr. Younger was appointed as Chief Operating Officer of the Company in August 2000, as Executive Vice President in April 1999, and as Chief Financial Officer in March 1997. From 1991 to 1997, Mr. Younger served as Vice President of Finance of Cronos Containers Limited, a subsidiary of the Company located in the United Kingdom. From 1987 to 1991, Mr. Younger served as Vice President and Controller of CCC in San Francisco. Prior to 1987, Mr. Younger was a certified public accountant and a principal with the accounting firm of Johnson, Glaze and Co. in Salem, Oregon. Mr. Younger holds a B.S. degree in Business Administration from Western Baptist College, Salem, Oregon.

Stephen Nicholas Walker

      Mr. Walker, age 49, was appointed to the Board of Directors of the Company as an independent director on October 5, 1999, to fill the vacancy created by the resignation of his predecessor, and was elected to the Board by the shareholders at the 1999 annual meeting held on January 13, 2000. In August 2000 Mr. Walker organized the York Stockbrokers Group (“York”). York, with offices in London and New York, provides securities brokerage services to institutional and wealthy clients in Europe, the United States, and Latin America. From 1995 until he organized York, Mr. Walker served as Senior Vice President of Investments of PaineWebber Inc. From 1982 until he joined PaineWebber, he served as Senior Vice President of Investments of Prudential Securities Inc. Mr. Walker holds an M.A. degree in Jurisprudence from Oxford University, England.

Robert M. Melzer

      Mr. Melzer, age 62, was elected to the Board of Directors of the Company as an independent director at the 1999 annual meeting held in January 2000. Mr. Melzer served as President and Chief Executive Officer of Property Capital Trust, a publicly-traded real estate investment trust (“REIT”), from 1992 until May 1999 when the company completed its plan to dispose of its investments and distributed the proceeds to its shareholders. Since May 1999, Mr. Melzer has devoted his business activities to consulting and to serving as a director or trustee of various business and charitable organizations. In 2001, Mr. Melzer served as Interim Chief Executive Officer of Beth Israel Deaconess Medical Center in Boston, Massachusetts. Mr. Melzer currently serves as a director of Genesee & Wyoming, Inc., a short-line and regional railroad holding company, and as a director of Lawson Products, Inc., a distributor of items for the repair, maintenance, and operation of industrial capital equipment. Mr. Melzer holds a B.A. degree in Economics from Cornell University and an M.B.A. from the Harvard Business School.

PROPOSAL NO. 2

AMENDMENTS TO THE COMPANY’S NON-EMPLOYEE DIRECTORS’ EQUITY PLAN

EXTENSION OF TERM OF PLAN AND

RESERVATION OF ADDITIONAL COMMON SHARES
FOR ISSUANCE THEREUNDER

The Proposed Amendment

      At the annual meeting of shareholders held on January 10, 2001, our shareholders approved the Company’s Non-Employee Directors’ Equity Plan (the “Directors’ Equity Plan” or “Plan”). The Directors’ Equity Plan authorized the Compensation Committee (the “Committee”) of the Board of Directors of the Company to grant director’s stock units and director’s options to directors of the Company and of subsidiaries of the Company who are not employees of the Company or of any of its subsidiaries. A total of 275,000 common shares of the Company were authorized for issuance upon exercise of director’s stock units and director’s options granted under the Plan. The Directors’ Equity Plan is scheduled to expire at the annual meeting held in 2003.

      As of December 31, 2002, 180,000 common shares had been reserved for issuance upon exercise of director’s options granted to the four independent directors of the Company, and 93,279 shares had been reserved for issuance upon conversion of director’s stock units granted to three independent directors who have elected to convert all of their director’s compensation into stock units, for a total number of common shares reserved for issuance under the Plan as of December 31, 2002 of 273,279 common shares.

      We are proposing to extend the term of the Directors’ Equity Plan by three years, until the close of the annual shareholders’ meeting held in 2006, and to reserve an additional 325,000 common shares for issuance under director’s options and director’s stock units granted under the Plan. The text of resolutions to be presented to the shareholders to adopt these amendments to the Plan are as follows:

“RESOLVED, that the term of the Company’s Non-Employee Directors’ Equity Plan (the “Plan”) be extended from the close of business on the date of the annual shareholders’ meeting held in 2003 to the close of business on the date of the annual shareholders’ meeting held in 2006; and

RESOLVED FURTHER, that an additional 325,000 authorized but unissued common shares of the Company be reserved for issuance upon exercise of director’s options and the settlement of director’s stock units granted under the Plan.”

      We recommend that you vote FOR approval of the amendments to the Non-Employee Directors’ Equity Plan.

Vote Required

      The proposed amendments to the Directors’ Equity Plan require the approval of the holders of a majority of the outstanding common shares present in person or represented by proxy at the annual meeting.

Reasons for Extending the Term of the Directors’ Equity Plan and Increasing the Number of
Common Shares Issuable Thereunder

      Our independent directors constitute a majority (four of six) of the members of our Board of Directors. It is important that our independent directors have interests aligned with those of our shareholders. The Directors’ Equity Plan is intended to promote this alignment of interests. The extension of the term of the Plan for three years and the increase in the number of shares issuable thereunder are designed to permit us to continue to provide equity incentives to our independent directors.

      The Directors’ Equity Plan also conserves cash. Three of our independent directors have elected to convert all of their directors’ fees into director’s stock units. Director’s stock units are settled in our common shares. By this feature of the Plan, we not only further align the interests of our independent directors with those of our shareholders, but also conserve cash. For 2002 alone, our independent directors elected to convert $156,000 in directors’ fees and compensation into director’s stock units.

Summary of the Directors’ Equity Plan

      The following summary of the Directors’ Equity Plan is qualified in its entirety by the full text of the Plan, a copy of which was included as Appendix A to the Company’s Proxy Statement, dated December 5, 2000, distributed in connection with the Company’s 2000 annual meeting of shareholders, and will be made available to any shareholder upon written request.

      Administration. The Directors’ Equity Plan is administered by the Compensation Committee of the Board of Directors, which selects participants from among directors of the Company and of subsidiaries of the Company who are not employees of the Company or of any of our subsidiaries. The Compensation Committee of the Board of Directors is comprised of three independent directors.

      Eligibility. Directors of the Company and of subsidiaries of the Company who are not employees of the Company or of any of our subsidiaries are eligible to participate in the Directors’ Equity Plan. As of March 31, 2003, the Company had a total of four independent directors who were participating in the Plan. Currently none of the independent directors who sit on the boards of directors of our subsidiaries participate in the Plan.

      Shares Available. A total of 275,000 authorized but unissued common shares (600,000 common shares if the amendments to the Plan proposed hereby are approved by our shareholders) are reserved for issuance under the Directors’ Equity Plan, both to supply shares for the settlement of director’s stock units into common shares of the Company and for issuance upon the exercise of director’s options. The number of shares available for issuance is subject to adjustment if there are changes resulting from any merger, consolidation, recapitalization, reclassification, stock dividend, distribution of property, special cash dividend, or other change in corporate structure.

      Under Luxembourg law, the shareholders must renew our authorized capital every five years. Our shareholders last renewed our authorized capital at the annual shareholders meeting held June 12, 2002. Accordingly, the issuance of shares authorized for issuance under the Plan, if not issued prior to September 3, 2007 (the date the current shareholder authorization of our capital expires), will be subject to shareholder renewal of our authorized capital.

      Awards. An independent director participates in the Directors’ Equity Plan in two ways: by electing to receive, in lieu of cash compensation otherwise payable to the independent director (in an amount selected by the independent director), an award of director’s stock units, and through the receipt of non-qualified director’s options to acquire common shares of the Company.

      The Directors’ Equity Plan contemplates, and all director’s stock units awarded to date provide, that the director’s stock units vest in full on the third anniversary of the date of grant. If a director’s service on the Board of Directors terminates by reason of death, disability, resignation, or removal, then the director’s stock units immediately vest. Directors may defer the vesting of their director’s stock units within certain limits. The Directors’ Equity Plan further contemplates, and all director’s options awarded to date provide, that director’s options vest and become exercisable over three years, with one-third of the director’s options exercisable as of each of the three anniversaries following the date of grant, assuming, in each instance, that the director has continued to serve as a member of the Board of Directors until the relevant anniversary. If a director’s service on the Board of Directors terminates by reason of death, disability, removal (other than for cause), or resignation within twelve months of a change in control, then the director’s options immediately vest.

      Term of the Directors’ Equity Plan. Unless terminated earlier by the Board of Directors, the Directors’ Equity Plan expires at the annual meeting held in 2003 (or at the annual meeting held in 2006 if the amendments proposed hereby are approved by the shareholders). The termination of the Directors’ Equity Plan does not effect a termination of director’s options previously granted under the Plan, which remain outstanding in accordance with their applicable terms and conditions.

      Stock Units. The number of director’s stock units received by an electing independent director is equal to the compensation the independent director elects not to receive, multiplied by 125%, with the resultant product divided by the average of the fair market value of the Company’s common shares for the twenty (20) trading days immediately preceding the date that the director’s compensation would otherwise have been payable to the independent director.

      We credit director’s stock units to a bookkeeping account that we maintain for each director. We also credit a director’s account with an amount equal to any dividends paid by the Company on a number of common shares corresponding to the number of director’s stock units credited to the account; credits will be in the form of additional director’s stock units. As soon as practicable following vesting, we will settle director’s stock units by delivering to the director the equivalent number of common shares.

      Director’s Options. Each of our independent directors is automatically granted a director’s option to purchase 15,000 of our common shares on each anniversary date of the adoption of the Directors’ Equity Plan (January 10, 2001). Non-employee directors who join our Board also receive upon appointment or election director’s options to purchase 15,000 of our common shares. The exercise price of each director’s option is the average of the fair market value of the common shares for the twenty (20) trading days immediately preceding the date of grant of the director’s options. We define fair market value as the closing sales price of the Company’s common shares as reported on the Nasdaq national market (or such other market on which the common shares trade).

      Director’s options will generally expire on the date of the annual meeting held in the tenth calendar year following the date of grant. Upon termination of a director’s service on the Board of Directors, vested director’s options generally must be exercised within sixty (60) days.

      Rights as a Shareholder. A participant in the Directors’ Equity Plan has no rights as a shareholder of the Company with respect to an award of director’s stock units or a director’s option thereunder until common shares of the Company are issued to the participant.

      Amendment and Termination. The Board of Directors has authority to amend or terminate the Directors’ Equity Plan at any time. However, the Board of Directors may not, without your approval:

•	increase the number of shares available for issuance,

•	increase the number of director’s stock units that may be issued to an electing independent director under the terms of the Plan, or

•	reduce the exercise price of a director’s option.

      Plan Benefits. Upon approval of the Directors’ Equity Plan by the shareholders on January 10, 2001, each of our independent directors (Messrs. Taylor, Tharp, Walker, and Melzer) automatically received director’s options to purchase 15,000 common shares of the Company, and three of our independent directors (Messrs. Taylor, Walker, and Melzer) elected to receive, in lieu of cash compensation for their services as director, director’s stock units. An election to receive director’s stock units must be made by the director prior to the beginning of, and will be effective for, the calendar year in which the compensation to the director will be paid. In addition, each of our independent directors then holding stock appreciation rights converted the same to director’s options to purchase 15,000 common shares. As of the date of this Proxy Statement, each of our independent directors has been granted annual grants of options to acquire 15,000 common shares of the Company and is entitled to continue to receive such annual grants for the term of the Directors’ Equity Plan, as long as each remains a director of the Company.

      As of December 31, 2002, the number of common shares set forth below had been reserved for issuance upon the exercise of director’s options and the settlement of director’s stock units granted to the independent directors of the Company under the Directors’ Equity Plan:

		Number of	Range of Option
		Common Shares	Exercise Prices or
		Underlying	Stock Unit Prices
Director Name	Type of Award	Award(1)	Per Share(2)

Maurice Taylor	Director’s Stock Units	31,093	From $3.36 to $5.23
	Director’s Options	45,000	From $4.09 to $4.39
Charles Tharp	Director’s Options	45,000	From $4.09 to $4.39
S. Nicholas Walker	Director’s Stock Units	31,093	From $3.36 to $5.23
	Director’s Options	45,000	From $4.09 to $4.39
Robert M. Melzer	Director’s Stock Units	31,093	From $3.36 to $5.23
	Director’s Options	45,000	From $4.09 to $4.39
As a Group	Director’s Stock Units	93,279	From $3.36 to $5.23
	Director’s Options	180,000	From $4.09 to $4.39

(1)	The number of director’s stock units received by the director equals the cash compensation he elected to receive in the form of director’s stock units as a director of the Company, multiplied by 125%, with the resultant product divided by the average of the fair market value of a share of the Company’s common shares determined for the 20 trading days immediately preceding the date that the cash compensation would otherwise have been payable to the director.

(2)	Each stock unit price is the average of the fair market value (described in footnote (1) above) used to determine the number of common shares granted to the director.

      The fair market value of the common shares of the Company, on March 31, 2003, based on the closing sales price of the common shares as reported on the Nasdaq national market, was $2.70.

      In January 2003, each of the four independent directors of the Company was granted director’s options to purchase 15,000 common shares of the Company, and on April 1, 2003, each of the three independent directors electing to receive director’s stock units in lieu of cash compensation were granted director’s stock units to be settled for 5,350 common shares of the Company, in each instance conditional upon approval by the shareholders of the amendments to the Plan proposed hereby. If the amendments are not approved by the shareholders, then the January 2003 grant of director’s stock options shall be null and void, and the April 2003 grant of director’s stock units will be rescinded, with the participating directors receiving the cash compensation they would otherwise have received in the absence of their election to receive director’s stock units under the Plan.

      Luxembourg Tax Consequences. As a Luxembourg holding company, the Company pays a 1% capital duty on the higher of (i) the exercise or subscription price of shares issued under the Directors’ Equity Plan, (ii) the par value of the shares ($2 per share), or (iii) the fair market value of the shares issued as of the date of exercise. The Company also pays a tax of 0.2% on its “capital,” defined as the average aggregate market value of its outstanding common shares for the year. Shares issued pursuant to the exercise of director’s options and in settlement of director’s stock units will increase the capital base on which this tax is assessed.

      Federal Income Tax Consequences. As the Company is a Luxembourg holding company, the taxation of the Company with respect to the grant or exercise of director’s stock units and director’s options under the Directors’ Equity Plan is determined by Luxembourg law, not United States tax law, except to the extent that an award of director’s stock units or director’s options is made to an independent director of a U.S. subsidiary of the Company in consideration of the director’s services rendered to such subsidiary as a director. No independent director of a U.S. subsidiary of the Company has been selected to participate in the Plan.

PROPOSAL NO. 3

EXTENSION OF GRANT OF AUTHORITY TO

BOARD OF DIRECTORS TO IMPLEMENT
COMMON SHARE REPURCHASE PROGRAM

      At the 2002 annual meeting of the shareholders of the Company, held June 12, 2002, the shareholders granted to the Board of Directors of the Company the authority to adopt and implement from time to time a share repurchase program, subject to certain restrictions. On December 10, 2002, the Board of Directors authorized the repurchase of up to 200,000 of the Company’s common shares. Under the program approved by the Board, repurchases of common shares are limited to “block” purchases, as defined by the SEC’s Rule 10b-18 (generally, purchases of 2,000 shares or more) made in the open market, at times and prices considered appropriate by the Company, until no later than December 10, 2003. Depending on market conditions and other factors, share repurchases may be commenced or suspended at any time or from time-to-time, without prior notice. The Company has retained Deutsche Bank Securities, Inc. to effect all repurchases under the program. As of March 31, 2003, the Company had repurchased 12,000 of its common shares at an aggregate price of $37,200 or, on average, $3.10 per share. Up to an additional 188,000 common shares may be repurchased under the program adopted by the Board on December 10, 2002.

      Under the Luxembourg Companies Law, shareholder approval is required for the Board of Directors to adopt and implement, from time to time, a share repurchase program. Accordingly, the Board of Directors is seeking approval from the shareholders for an extension of the Board’s authority to implement a common share repurchase program from December 12, 2003, the date the approval granted at the 2002 annual meeting expires, until December 3, 2004. In addition, the Board is seeking shareholder approval to expand the Board’s authority to implement common share repurchases not only in the open market but also in privately-negotiated transactions. Proposed amendments to the SEC’s Rule 10b-18, governing share repurchases in the open market, would, in light of the limited volume of trading in the Company’s common shares, severely restrict the volume of share repurchases by the Company. Authorizing the Company to repurchase its common shares in privately-negotiated transactions would permit the Company to repurchase its common shares when attractive opportunities develop that could not be pursued solely through open-market purchases.

      The resolutions to be presented to the shareholders, granting an extension and expansion of the Board’s authority to implement a common share repurchase program, are as follows:

“RESOLVED, that the time period within which a common share repurchase program may be implemented by the Company under the authority and supervision of the Board of Directors be extended from December 12, 2003 to December 3, 2004; and

RESOLVED FURTHER, that the Board of Directors of the Company may authorize common share repurchases in the open market, through block trades, or through privately-negotiated transactions.”

      If the shareholders approve an expansion of the authority of the Board of Directors to implement a common share repurchase program, then any such program could be implemented from and after the date of shareholder approval, in accordance with the terms and restrictions described below.

Description of Repurchase Program

      Any common share repurchase program implemented by the Company will be implemented in the open market, through block purchases, or through privately-negotiated transactions. All repurchases will be carried out in accordance with applicable securities laws. No shares will be purchased from any officer or director of the Company or from a member of the immediate family of any officer or director of the Company. Repurchases will also be subject to the Luxembourg Companies Law, which, among other restrictions, limits repurchases to not more than 10% of the issued and outstanding common shares of the Company.

      The Board of Directors will only authorize the implementation of a common share repurchase program if the Board concludes that the program is consistent with the Company’s business plan and advisable given the Company’s financial condition. Under Luxembourg law, the repurchase program currently being implemented by the Company, and any subsequent repurchase program adopted by the Board under the authority of the resolutions sought hereby from the shareholders, must be implemented within eighteen (18) months from the date of shareholder approval. All Company repurchases of common shares will be held by the Company in treasury, available for re-issuance upon approval by the Board of Directors of the Company and, if required by the rules of Nasdaq, by the shareholders of the Company.

      We recommend that you vote FOR approval of the extension of the authority of the Board of Directors of the Company to implement a common share repurchase program until December 3, 2004, and for an expansion of the authority of the Board to authorize common share repurchases both in the open market and through privately-negotiated transactions.

Vote Required

      Approval of the extension of the Board’s authority to implement a common share repurchase program requires the approval of the holders of the majority of the outstanding common shares present in person or represented by proxy at the annual meeting.

PROPOSAL NO. 4

APPROVAL OF DECLARATION OF DIVIDEND

FOR THE SECOND CALENDAR QUARTER OF 2003

      Under the Luxembourg Companies Law and the Company’s Articles of Association, the Board of Directors has the authority, subject to certain restrictions, to declare “interim” dividends up to three times in any fiscal year; a fourth or “final” dividend may only be declared with the approval of the shareholders at the annual meeting of shareholders. Both interim and “final” dividends can be paid out of earnings, retained and current, as well as paid-in surplus.

      On December 10, 2002, the Board of Directors of the Company resolved to commence the payment of quarterly dividends on the outstanding common shares of the Company, subject to the Company’s ongoing ability to pay such dividends. The Board declared a dividend of (4) cents per common share, representing a dividend of (2) cents per common share for the fourth quarter of 2002 and a dividend of (2) cents per common share for the first quarter of 2003 (payable April 17, 2003 to shareholders of record on March 28, 2003).

      At its meeting held March 20, 2003, the Board of Directors, after reviewing the financial condition of the Company, and subject to shareholder approval, resolved to declare and pay a dividend of two (2) cents per common share for the second calendar quarter of 2003, payable July 15, 2003 to shareholders of record as of the close of business on June 26, 2003. The dividend would be paid from the Company’s additional paid-in capital, determined on an unconsolidated basis. At December 31, 2002, the Company reported, on an unconsolidated basis, additional paid-in capital of $37,419,000.

      The resolutions to be submitted to the shareholders approving the declaration and payment of a “final” dividend for the second calendar quarter of 2003 are as follows:

“RESOLVED, that a dividend of two (2) cents per common share for the second calendar quarter of 2003 be paid July 15, 2003 to shareholders of record as of the close of business on June 26, 2003; and

RESOLVED FURTHER, that the dividend be paid from the additional paid-in capital of the Company, determined on an unconsolidated basis.”

      We recommend that you vote FOR the approval of the declaration of a dividend of two (2) cents per common share for the second calendar quarter of 2003.

Vote Required

      Approval of the declaration of a dividend for the second calendar quarter of 2003 requires the approval of the holders of the majority of the outstanding common shares present in person or represented by proxy at the annual meeting.

PROPOSAL NO. 5

APPOINTMENT OF DELOITTE & TOUCHE S.A.

AS INDEPENDENT AUDITORS

      The Board of Directors has selected Deloitte & Touche S.A. (“Deloitte & Touche”) as the Company’s independent auditors for the fiscal year ending December 31, 2003, subject to shareholder approval. Deloitte & Touche has acted as the Company’s independent auditors for the last four fiscal years.

      We recommend that you vote FOR the appointment of Deloitte & Touche as independent auditors for the Company for the year ending December 31, 2003, and the authorization of the Board of Directors to fix the compensation payable to the independent auditors.

      The Company’s Chief Financial Officer (Peter J. Younger) will be present at the annual meeting and will be available to respond to appropriate questions from the shareholders. A representative of Deloitte & Touche is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the shareholders.

      Audit Fees. The aggregate fees billed by Deloitte & Touche for professional services required for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2002 and 2001 and the reviews of the interim financial statements included in the Company’s Forms 10-Q for 2002 and 2001 were $455,246 (2002) and $411,295 (2001).

      Audit-Related Fees. No assurance and related services (related to the performance of the audit and reviews described under the caption “Audit Fees” above) were provided to the Company by Deloitte & Touche for the fiscal years ended December 31, 2002 or 2001.

      Tax Fees. The aggregate fees billed by Deloitte & Touche for tax compliance, tax advice, and tax planning services for the fiscal years ended December 31, 2002 and 2001 were $164,360 (2002) and $121,757 (2001). The services rendered included tax advisory and tax preparation services.

      All Other Fees. No other services were provided to the Company by Deloitte & Touche for the fiscal years ended December 31, 2002 or 2001.

      On March 19, 2003, the Audit Committee, followed on March 20, 2003 by the full Board of Directors, adopted an amended and restated Charter setting forth the duties and responsibilities of the Audit Committee, including that the Committee is to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to certain permitted de minimis exceptions for non-audit services. A copy of the Charter, as amended and restated, is included in this Proxy Statement as Appendix A.

      Prior to the passage of the Sarbanes-Oxley Act of 2002 (on July 30, 2002), the Audit Committee followed the practice of approving the engagement and scope of services to be rendered by the Company’s auditors early in each fiscal year. With the passage of the Sarbanes-Oxley Act, the Committee has instituted procedures for the pre-approval of all audit and non-audit services to be rendered by the Company’s auditors and the compensation to be paid therefor.

PROPOSAL NOS. 6 - 8

PROPOSALS FOR SUBMISSION TO THE

SHAREHOLDERS UNDER LUXEMBOURG LAW

      The Board will submit to the shareholders at the annual meeting for their consideration and approval the following matters as required by the Luxembourg Companies Law:

      Proposal No. 6. A proposal to approve the Company’s consolidated and unconsolidated financial statements for the year ended December 31, 2002, and to approve the reports of the Company’s Board of Directors and independent auditors thereon, each dated February 14, 2003.

      Proposal No. 7. A proposal to discharge the following individuals from the execution of their mandate as directors of the Company for the year ended December 31, 2002:

Dennis J. Tietz
Peter J. Younger
Maurice Taylor
Charles Tharp
S. Nicholas Walker
Robert M. Melzer

      Proposal No. 8. A proposal to approve the allocation of the profit/ loss reported by the Company for the year ended December 31, 2002.

      We recommend that you vote FOR approval of each of the foregoing proposals.

      We are transmitting to our shareholders of record with this Proxy Statement our 2002 annual report, which includes the consolidated financial statements of the Company and our auditors’ report thereon for the year ended December 31, 2002. We are also including the Company’s consolidated and unconsolidated financial statements, and auditors’ and directors’ reports thereon, for the year ended December 31, 2002, prepared in conformity with Luxembourg regulatory requirements. Shareholders may also download and print these and other materials by visiting the Company’s website at www.cronos.com, or by contacting our investor relations department as disclosed on page 4 of this Proxy Statement.

      If the shareholders approve the release of the directors of the Company from the execution of their mandate as directors, as set forth above, then, under Luxembourg law, none of these individuals could be held liable for his conduct as a director of the Company for 2002. The proposal to release the directors from their mandate as directors for 2002 is valid only if the Company’s balance sheet at December 31, 2002 contains no omission or false information concealing the true situation of the Company, and, with regard to any act carried out which falls outside the scope of the Company’s Articles only if such matter has been specifically disclosed at the meeting. The Board is not aware of any such ground for the invalidity of the discharges of directors requested herein.

CORPORATE GOVERNANCE

      Since the new management team, under the direction of Chief Executive Officer Dennis J. Tietz, assumed control of the Company in April 1999, the Company has sought to strengthen its corporate governance. Measures adopted by the Company to achieve this objective have included the appointment of independent directors to constitute a majority of the members of its Board of Directors, the voluntary assumption of the full reporting obligations of a domestic issuer under the Securities Exchange Act of 1934, and the appointment of Audit, Compensation, Special Litigation, and Transaction Committees of the Board, comprised entirely of independent directors.

      The Sarbanes-Oxley Act, enacted July 30, 2002, establishes, or provides the basis for, a number of new corporate governance standards and disclosure requirements. In addition, Nasdaq has proposed changes to its corporate governance and listing requirements. Many of the requirements of the Sarbanes-Oxley Act and the proposed Nasdaq corporate governance rules are not required to be met in this year’s Proxy Statement or are subject to final SEC action and, therefore, have not yet become effective (or, in some cases, their transitional provisions have not yet expired). Nevertheless, the Board of Directors has initiated actions consistent with certain of the adopted or proposed rules.

Independent Directors

•	A majority of our Board members are independent of the Company and its management, as defined by the SEC and Nasdaq.

•	The Board of Directors has commenced holding periodic meetings in executive session, without management present.

Audit Committee

•	The Audit Committee has established policies that are consistent with the corporate reform requirements for auditor independence.

•	Audit Committee members meet the applicable tests for independence from Company management and requirements for financial literacy.

•	The Board of Directors has determined that the Chair of the Audit Committee qualifies as an audit committee financial expert.

•	Deloitte & Touche, our independent auditors, reports directly to the Audit Committee.

•	Complaint procedures have been established to enable confidential and anonymous reporting to the Audit Committee by all directors, officers, and employees.

•	The internal audit function of the Company reports its status and findings to the Audit Committee.

Compensation Committee

•	The members of the Compensation Committee meet the applicable tests for independence as defined by the SEC, Nasdaq, and Internal Revenue Service rules.

•	The Compensation Committee operates under a charter approved by the full Board of Directors.

•	Compensation policies for the Company’s senior officers are established and reviewed by the Compensation Committee.

•	Stock, incentive, and non-stock compensation plans for the Company’s officers and key employees are reviewed and approved by the Compensation Committee.

Code of Ethics and Policy on Conflicts of Interest

•	The Company has adopted a Code of Ethics that applies to certain senior officers.

•	The Company has adopted a policy on conflicts of interest that applies to the directors, officers, and employees of the Company and its subsidiaries.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board has established Audit, Compensation, Special Litigation, and Transaction Committees. No director attended fewer than 75% of the aggregate number of meetings of the Board and of the committee(s) on which he served while he was in office in 2002.

Name of Committee		Meetings
and Members	Functions of the Committee	in 2002

Audit Committee Robert M. Melzer (Chair) Maurice Taylor S. Nicholas Walker	• oversees all material aspects of the Company’s reporting, control and audit functions • provides general oversight of the Company’s financial reporting • reviews the results and scope of the audit and other services provided by the Company’s independent auditors • appoints, retains and oversees the Company’s independent auditors	7
Compensation Committee Charles Tharp (Chair) S. Nicholas Walker Maurice Taylor	• establishes and oversees the compensation and benefit plans for the officers and key employees of the Company	5
Special Litigation Committee Maurice Taylor (Chair) S. Nicholas Walker Robert M. Melzer	• supervises the Company’s efforts to recover the indebtedness owed to the Company by a former Chairman of the Board of Directors • supervises all other legal proceedings in which the Company is involved	4
Transaction Committee S. Nicholas Walker (Chair) Maurice Taylor Charles Tharp Robert M. Melzer	• supervises the efforts of the Board, working in conjunction with counsel and the Company’s financial advisors, to pursue strategic alternatives to enhance shareholder value • oversees discussions between the Company and interested parties	2

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

      The following table sets forth certain information concerning the cash and non-cash compensation received for services rendered for the fiscal years ended December 31, 2002, 2001 and 2000 by (i) the Company’s Chief Executive Officer, and (ii) the four most highly compensated executive officers and officers of the Company (other than the Chief Executive Officer) as of December 31, 2002.

SUMMARY COMPENSATION TABLE

						Long-Term
						Compensation
						Awards
	Annual Compensation
						Securities
					Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)		Comp.($)	Options/SARs(#)	Comp.(1)

Dennis J. Tietz(2)	2002	312,750	62,550	(3)	123,701	—	9,000
Chief Executive Officer	2001	312,750	78,250		156,615	—	7,875
and Chairman of the Board	2000	300,000	122,700		182,277	—	7,875
Peter J. Younger(4)	2002	293,800	58,760	(3)	19,994	—	—
Chief Operating Officer, Chief	2001	260,625	65,156		16,574	—	—
Financial Officer and Director	2000	250,000	102,250		16,272	—	—
John M. Foy	2002	205,462	22,500	(3)	8,532	—	9,000
Senior Vice President	2001	196,462	25,000		17,900	15,000	7,875
	2000	190,740	35,000		18,321	80,000	7,875
Nico Sciacovelli	2002	183,154	22,500	(3)	17,864	—	—
Senior Vice President	2001	164,717	25,000		15,661	15,000	—
	2000	165,889	35,000		13,763	80,000	—
John C. Kirby	2002	177,856	22,500	(3)	25,777	—	5,243
Senior Vice President	2001	161,657	25,000		20,427	15,000	4,850
	2000	152,810	35,000		17,130	80,000	6,060

(1)	This column represents retirement plan contributions made by the Company on behalf of the named officer.

(2)	The amount reported under Other Annual Comp. for Mr. Tietz in 2002, 2001, and 2000 includes $89,689, $117,909, and $136,333, respectively, representing his share of fees and distributions payable to Cronos Capital Corp. (“CCC”), an indirect subsidiary of the Company, as general partner of the U.S. limited partnerships managed by CCC.

(3)	Payment of the 2002 bonuses is conditional upon the Company’s performing to a certain minimum level certain of its debt covenants, and other factors as determined in the discretion of the Compensation Committee of the Board.

(4)	Mr. Younger was elected Chief Operating Officer of the Company on August 4, 2000.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options/SARs At		Options/SARs at
	Acquired	Value	Fiscal Year-End(#)		Fiscal Year-End($)
	On Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Dennis J. Tietz	—	—	300,000	—	—	—
Peter J. Younger	—	—	200,000	—	—	—
John M. Foy	—	—	43,750	51,250	—	—
Nico Sciacovelli	—	—	43,750	51,250	—	—
John C. Kirby	—	—	43,750	51,250	—	—

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information, as of December 31, 2002, concerning our common shares that may be issued upon exercise of options or settlement of stock units granted to our officers, employees, and independent directors under our existing equity compensation plans, including the Company’s 1999 Stock Option Plan, the Non-Employee Directors’ Equity Plan, and individual compensation plans, as well as our common shares issuable upon warrants we issued in 1999 to two of our lenders in connection with a debt refinancing.

	(a)
	Number of Common		(b)	(c)
	Shares to be Issued		Weighted-Average	Number of Securities
	Upon Exercise of		Exercise Price of	Remaining Available
	Outstanding		Outstanding	for Issuance under
	Options, Stock Units,		Options and	Equity Compensation
Plan Category	and Warrants(1)		Warrants(1)(2)	Plans(3)

Equity Compensation Plans Approved by Shareholders	768,279	(4)	$4.29	6,721 (5)
Equity Compensation Plans Not Approved by Shareholders	700,000	(6)(7)(8)	$4.39	0

Total:	1,468,279			6,721

(1)	Includes outstanding stock appreciation rights on “share units,” which are described in note (7) below.

(2)	Does not include stock unit prices of director’s stock units granted under the Company’s Non-Employee Directors’ Equity Plan. The number of director’s stock units received by a director under the Plan equals the cash compensation he elects to receive in the form of director’s stock units, multiplied by 125%, with the resultant product divided by the average of the fair market value of a share of the Company’s common shares determined for the 20 trading days immediately preceding the date that the cash compensation would otherwise have been payable to the director. In our proposal seeking shareholder approval for amendments to the Non-Employee Directors’ Equity Plan (see Proposal No. 2 herein), we describe the terms of the Plan and the calculation of director’s stock units granted thereunder.

(3)	Excluding common shares reflected in column (a).

(4)	Includes options to purchase 495,000 shares granted under the Company’s 1999 Stock Option Plan and 273,279 shares reserved for issuance upon exercise of director’s options and the settlement of director’s stock units granted under the Company’s Non-Employee Directors’ Equity Plan.

(5)	Includes 5,000 common shares available for issuance upon the exercise of options available for grant under the 1999 Stock Option Plan and 1,721 common shares available for issuance on the grant of director’s options and the settlement of director’s stock units under the Non-Employee Directors’ Equity Plan.

(6)	Includes 300,000 common shares reserved for issuance upon exercise of an option granted to Dennis J. Tietz in December 1998 upon his appointment as the Chief Executive Officer of the Company. The option vested upon grant. The exercise price of the shares subject to the option is $4.375 per share, the closing price of the common shares of the Company on December 11, 1998, the date of the grant. The term of the option is ten years, and may be exercised, in whole or in part, at any time from the date of grant. As of December 31, 2002, the option had not been exercised.

(7)	Includes stock appreciation rights (“SARs”) on 200,000 “share units” granted to Peter J. Younger, the Chief Operating and Financial Officer of the Company, on October 13, 1999. A “share unit” is defined as the equivalent of one common share of the Company. The share units are redeemable only for cash, not for common shares of the Company. The share units were granted to Mr. Younger at a grant price of $4.375 per share unit, the equivalent exercise price of the common shares subject to the option granted to Mr. Tietz, described in note (6) above. The share units expire if not exercised on December 10, 2009. The grant of share units to Mr. Younger does not entitle him to exercise any rights as a shareholder of the Company. As of December 31, 2002, the share units had not been redeemed.

(8)	Includes shares reserved for issuance upon exercise of warrants issued by the Company to two of its lenders in August 1999 to purchase 200,000 common shares of the Company. The warrants were granted in connection with the refinancing of a portion of the Company’s indebtedness. The warrants are exercisable at $4.41 per share (the average of the daily closing prices of our common shares during the 30-day period preceding the date of the refinancing), and expire 90 days after August 15, 2004 or, if later, the date on which there has been a full repayment of the monies borrowed under the associated debt. As of December 31, 2002, the warrants had not been exercised.

A.     Compensation of Directors

      Cash Compensation. For the year 2002, the Company paid each of its independent directors a $25,000 annual fee, $3,000 per Board meeting attended in person ($1,000 for each Board meeting attended via telephone conference facility), and an additional $1,500 per calendar quarter for serving on a committee of the Board (but in no event is payment made for serving on more than two committees of the Board). Directors are also reimbursed for the expenses they incur in attending the meetings of the Board and committees thereof.

      Non-Employee Directors’ Equity Plan. At the 2000 annual meeting of shareholders, held January 10, 2001, the shareholders approved the Directors’ Equity Plan. Our independent directors participate in the Directors’ Equity Plan in two ways, through the receipt of nonqualified stock options (“director’s options”) to acquire common shares of the Company, and by electing, in their discretion, to receive, in lieu of all or a portion of the cash compensation otherwise payable to them, an award of director’s stock units.

      The shareholders approved the reservation of 275,000 common shares for issuance upon exercise of director’s options and the settlement of director’s stock units under the Directors’ Equity Plan. The Directors’ Equity Plan expires at the close of the annual shareholders meeting to be held this year. We are seeking, at the 2003 annual meeting, shareholder approval to extend the term of the Plan until the shareholders’ meeting to be held in 2006, and approval of the reservation of an additional 325,000 common shares for issuance under the terms of the Plan, to bring the total number of shares authorized for issuance thereunder to 600,000 authorized but unissued common shares. In our proposal seeking shareholder approval for amendments to the Directors’ Equity Plan (see Proposal No. 2 herein), we describe the terms of the Directors’ Equity Plan and summarize the director’s options and director’s stock units granted to our independent directors thereunder.

      At December 31, 2002, all but 1,721 common shares of the 275,000 common shares reserved for issuance under the terms of the Directors’ Equity Plan had been reserved for issuance upon exercise of director’s options and settlement of director’s stock units granted through that date to our independent directors.

B.     Employment Agreements

      Dennis J. Tietz. Under the 2001 Amended and Restated Employment Agreement, dated as of November 8, 2001 (the “Agreement”), between the Company and Mr. Tietz, the term of his employment is for a perpetual two-year term, but is terminable at any time by the Company, upon no more than thirty (30) days’ advance notice. Mr. Tietz is paid a base annual salary of $300,000, with annual increases to be determined, in the discretion of the Board, but not less than the increase in the U.S. consumer price index. For 2002 Mr. Tietz was paid a base salary of $312,750. Mr. Tietz is eligible to receive an annual bonus, in an amount of up to 50% of his annual base salary, to be calculated on the basis of performance goals established by the Compensation Committee, in its discretion. In addition, Mr. Tietz is entitled to receive a lump sum cash bonus upon the attainment of certain targets in the event of any change in control of the Company.

      Mr. Tietz is also entitled to three percent of the fees and distributions payable by the U.S. limited partnerships sponsored by the Company to Cronos Capital Corp., an indirect subsidiary of the Company and the general partner of the U.S. limited partnerships, for the life of the partnerships. The Agreement provides for Mr. Tietz to be nominated to the Company’s Board of Directors and nominated to serve as Chairman of the Board for the term of his Agreement.

      Mr. Tietz’s Agreement provides for a severance payment to him upon his termination without cause, upon his termination of the Agreement for good reason, or upon his resignation, with or without good reason, within the thirty-day period commencing one year following an equity change in control of the Company. Mr. Tietz’s severance benefits include health and group-term life insurance benefits. In addition, if Mr. Tietz agrees not to solicit or interfere with any relationship between the Company and any customer, supplier, investor, or limited partner of the Company or its affiliates for a period of 24 months following his last day of active service, and agrees not to solicit any existing employee of the Company to accept any position with any other company that currently engages in business with the Company, then Mr. Tietz shall be entitled to receive an additional lump sum payment equal to his annual salary and bonus.

      Peter J. Younger. Under the 2001 Amended and Restated Employment Agreement, dated as of November 8, 2001 (the “Agreement”), between the Company and Mr. Younger, the term of his employment is for a perpetual two-year term, but is terminable at any time by the Company upon no more than thirty (30) days’ advance notice.

      Mr. Younger’s Agreement generally contains the same terms and provisions as set forth in Mr. Tietz’s Agreement, subject to the following material differences. Mr. Younger is entitled to a base annual salary, subject to increases, determined in the discretion of the Board, but not less than the increase in the Consumer Price Index. On March 26, 2002, the Compensation Committee of the Board approved an increase in Mr. Younger’s base salary from $260,000 to $293,800, effective January 1, 2002. Mr. Younger also is eligible to receive a bonus, determined in the discretion of the Compensation Committee, in an amount of up to 50% of his base salary, on the basis of the achievement of performance goals established by the Compensation Committee. Mr. Younger is also entitled to a transaction bonus upon the attainment of certain targets in the event of any change in control of the Company.

      In light of the fact that Mr. Younger currently resides in England, Mr. Younger is entitled to reimbursement from the Company for any additional income taxes payable by him on his income as a result of currently being resident in the United Kingdom over and above what he would pay on his employment income were he a resident of the State of California. In addition, Mr. Younger is entitled to participate in all present and future option plans with other officers of the Company, in the discretion of the Compensation Committee.

      John M. Foy. A subsidiary of the Company (the “Employer”) and Mr. Foy entered into an Employment Agreement, effective April 1, 1999. The Employment Agreement has been periodically extended, most recently on November 5, 2002, to a term ending November 30, 2004 (the Employment Agreement, as amended, is referred to below as the “Agreement”).

      The Employer may not cancel Mr. Foy’s Agreement prior to its expiration except for illness or other incapacity that continues for a period of more than six months or the non-performance of or willful misconduct by Mr. Foy in the performance of his duties. The Employer pays Mr. Foy a base salary ($205,000 for 2002), which may be increased in the discretion of the Employer. Mr. Foy is entitled to bonus compensation at such times, and in such amounts, as the Employer may determine. Mr. Foy holds options granted under the Company’s 1999 Stock Option Plan (the “Stock Option Plan”) to purchase an aggregate of 95,000 common shares of the Company.

      Nico Sciacovelli. A subsidiary of the Company (the “Employer”) and Mr. Sciacovelli entered into an Employment Agreement, dated December 1, 1999. The Employment Agreement has been periodically extended, most recently on November 5, 2002, to a term ending November 30, 2004 (the Employment Agreement, as amended, is referred to below as the “Agreement”).

      Under the terms of his employment, Mr. Sciacovelli is entitled to a base salary (approximately U.S. $183,000 for 2002), which may be increased in the discretion of the Employer. Mr. Sciacovelli is entitled to bonus compensation at such times, and in such amounts, as the Employer may determine. Mr. Sciacovelli receives additional benefits, including the use of an automobile of the Company. Mr. Sciacovelli’s employment may be terminated by either party serving not less than three months written notice. Mr. Sciacovelli holds options under the Stock Option Plan to purchase an aggregate of 95,000 common shares of the Company.

      John C. Kirby. A subsidiary of the Company (the “Employer”) and Mr. Kirby entered into an Employment Agreement, effective April 1, 1999. The Employment Agreement has been periodically extended, most recently on November 5, 2002, to a term ending November 30, 2004 (the Employment Agreement, as amended, is referred to below as the “Agreement”).

      The term of Mr. Kirby’s Agreement shall continue until terminated by either party serving not less than three months written notice. The Employer may not cancel the Agreement prior to its expiration except for illness or other incapacity that continues for a period of more than six months or the non-performance of or willful misconduct by Mr. Kirby in the performance of his duties. The Employer pays Mr. Kirby a base salary (approximately U.S. $178,000 for 2002), which may be increased in the discretion of the Employer. Mr. Kirby is entitled to bonus compensation at such times, and in such amounts, as the Employer may determine. Mr. Kirby holds options under the Stock Option Plan to acquire an aggregate of 95,000 common shares of the Company.

      The following Audit Committee Report and Compensation Committee Report on Executive Compensation and the performance graph on page 25 do not constitute soliciting materials and are not considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the Report by reference herein.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Company’s Board of Directors is composed of three independent directors, Robert M. Melzer, as its Chairman, and Maurice Taylor and S. Nicholas Walker. Each of the members of the Audit Committee is independent as defined by the Nasdaq stock market’s listing standards. On March 19, 2003, the Audit Committee, followed on March 20, 2003 by the full Board of Directors, adopted an amended and restated Charter setting forth the duties and responsibilities of the Audit Committee. A copy of the Charter, as amended and restated, is included in this Proxy Statement as Appendix A.

      Besides its traditional responsibilities, since the passage of the Sarbanes-Oxley Act in July 2002, the Committee has reviewed the implications of the Act upon the duties and responsibilities of the Committee and has conferred with the Company’s finance and accounting staffs and the Company’s outside auditors to review the controls and procedures to be modified and instituted in response to the Act. Among other steps the Committee has taken in response to the Sarbanes-Oxley Act, it has revised its Charter, as described above, has adopted complaint procedures, and the undersigned Chairman of the Committee has been designated by the full Board of Directors of the Company an audit committee financial expert. The Committee anticipates another busy year in overseeing the adoption and implementation of measures to comply with the mandates of the Sarbanes-Oxley Act.

      Management is responsible for the Company’s internal controls. The Company’s independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with U.S. generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to the Company’s financial reporting, and reviews the results and scope of the audit and other services provided by the Company’s independent accountants. Under the amended and restated charter, one of the responsibilities of the Audit Committee is to retain the Company’s independent accountants.

      In this context, the Audit Committee has met and held discussions with management and the Company’s independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants their independence. The Audit Committee has considered whether the provision by Deloitte & Touche of services not related to the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the interim financial statements included in the Company’s Forms 10-Q for 2002 is compatible with maintaining their independence and has determined that the provision of such services has not adversely affected the independence of Deloitte & Touche.

      Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors of the Company, and the Board approved, the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the SEC.

Respectfully submitted,

Robert M. Melzer, Chairman
Maurice Taylor
S. Nicholas Walker

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

      The Company’s executive compensation is overseen by the Compensation Committee of the Board of Directors (the “Committee”). The Committee is composed of three independent directors, Charles Tharp, its Chairman, and Maurice Taylor and S. Nicholas Walker. The Committee is responsible for approving the compensation payable to the two senior officers of the Company, Messrs. Tietz and Younger, and for approving the compensation payable to the other executive officers of the Company and its subsidiaries.

Compensation Policies Followed in 2002

      Since the new executive team assumed the management of the Company in April of 1999, the objectives of the Committee have been to retain the key executives of the Company to enable the Company to confront the challenges it met after the turmoil created by the activities of former management, to provide incentives for, and to reward, efforts by the key officers and employees of the Company to optimize earnings, to align the interests of the officers and employees of the Company with the Company’s shareholders, and to provide incentives to senior management to support the efforts of the Transaction Committee of the Board in its efforts to enhance shareholder value.

      At the annual meeting of shareholders held January 13, 2000, the shareholders approved the Company’s 1999 Stock Option Plan (the “Plan”), and authorized the issuance of 500,000 common shares of the Company upon exercise of options granted under the Plan. The shareholders approved an amendment to the Plan at the annual meeting held June 1, 2001, increasing the ceiling on the number of option shares that can be awarded under the Plan to any one award recipient from 80,000 option shares to 100,000 option shares. As of December 31, 2002, the Plan had been fully implemented, under the supervision of the Committee. While the two senior officers of the Company, Messrs. Tietz and Younger, do not participate in the Plan, award recipients under the Plan include Senior Vice Presidents John M. Foy, Nico Sciacovelli, and John C. Kirby, each of whom holds options covering 95,000 common shares of the Company. Except for option shares that may lapse or may be forfeited upon termination of employment, no further option awards may be made under the Plan. Any increase in the number of option shares available under the Plan would require approval by the shareholders of the Company.

      At its meeting held April 9, 2002, in order to increase the shareholder base of the Company and award Company service, the Committee authorized the grant of round lots (100 shares) to the officers and employees of the Company and its subsidiaries (excluding the officers identified under “Compensation of Executive Officers and Directors” above). The Committee’s recommendation was adopted by the full Board in May 2002, which authorized the issuance of a maximum of 8,000 common shares thereunder. Under the program, round lot awards of common shares are granted to eligible employees of the Company and its subsidiaries and agents (other than officers of the Company and its subsidiaries) who agree not to transfer, sell, or assign the shares for a period of twenty-four (24) months from the date of grant (other than certain transfers by will or by the laws of descent and distribution or upon a change in control of the Company). At December 31, 2002 round lot share awards had been made to 75 eligible employees and agents of the Company and its subsidiaries totaling 7,500 common shares.

      In addition, the Committee, at its meeting held November 5, 2002, granted one-year extensions of the terms of employment of the senior officers of the Company (other than Messrs. Tietz and Younger), from November 30, 2003 to November 30, 2004.

      The Committee also oversees the bonus programs adopted by the Company for its officers and employees. Under the plan for executive officers and key employees (other than Messrs. Tietz and Younger), participants are entitled to discretionary bonuses ranging from 15% to 30% of their base salaries. Bonuses are awarded based upon achieving targeted pre-tax consolidated income, upon individual objectives set for the participants by senior management, and, as to the aggregate amount of cash available for bonuses to participants, upon other factors as determined in the discretion of the Committee.

2002 Compensation of Chief Executive Officer and Chief Operating Officer

      The compensation payable by the Company to Mr. Tietz, the Chief Executive Officer of the Company, and to Mr. Younger, the Chief Operating and Financial Officer of the Company, is set forth in their Employment Agreements, described under “Compensation of Executive Officers – Employment Agreements” herein. For 2002, both of the senior officers were paid a base salary and were eligible to receive an award of a discretionary bonus of up to 50% of their base salary. In light of Mr. Younger’s increased responsibilities, on March 26, 2002, the Committee approved an increase in his base salary for 2002 from $260,625 to $293,800.

      For 2002, the Committee established performance objectives for the award of bonuses to Messrs. Tietz and Younger, which included a targeted level of earnings per share from operations, common share price and per share book value targets, improvement of the Company’s debt structure, improvements in the shareholder base of the Company, enhancements in the governance structure of the Company, and other objectives.

      On March 19-20, 2003, the Committee reviewed the Company’s and management’s success in achieving the performance objectives established by the Committee for 2002, and conditionally awarded a bonus of $62,550 to Mr. Tietz and $58,760 to Mr. Younger. Payment of the 2002 bonuses is conditional upon management’s improving the Company’s performance of its debt covenants during 2003, and other factors as determined in the discretion of the Committee.

Respectfully submitted,

Charles Tharp, Chairman
Maurice Taylor
S. Nicholas Walker

COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION

      The members of the Compensation Committee, Charles Tharp, Chairman, and Maurice Taylor and S. Nicholas Walker, are independent directors and do not have compensation committee interlocks within the meaning of Item 402(j) of the SEC’s Regulation S-K.

PERFORMANCE GRAPH

      The graph below compares cumulative shareholder returns for the Company as compared with the S&P 500 Stock Index (“S&P 500”) and the Dow Jones Transportation Index (“Dow Transportation Index”) for the five years ended December 31, 2002. The graph assumes the investment of $100 at the end of 1997 and the investment of all dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG THE CRONOS GROUP, THE S&P 500 INDEX
AND THE DOW JONES TRANSPORTATION INDEX

	12/97	12/98	12/99	12/00	12/01	12/02

THE CRONOS GROUP	100.00	127.50	100.00	92.50	100.00	75.63
S&P 500	100.00	128.58	155.64	141.46	124.65	97.10
DOW TRANSPORTATION INDEX	100.00	97.55	93.14	93.51	84.82	75.08

*	$100 INVESTED ON 12/31/97 IN CRONOS’ COMMON SHARES OR IN THE SPECIFIED INDEX, INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      As of April 1, 2003, there were 7,360,080 common shares of the Company, $2 par value, issued and outstanding. The following table sets forth certain information with respect to the beneficial ownership of the Company’s common shares as of April 1, 2003, by:

•	Each person who we know beneficially owns more than 5% of our common shares;

•	Each director;

•	Each current executive officer or officer named in the Summary Compensation Table on page 17; and

•	The directors and named executive officers and officers of the Company as a group.

      Unless otherwise indicated, each of the persons listed in the table has sole voting and investment power with respect to the shares shown.

	Number of		Percent of
	Shares	Right to	Shares
Name	Owned(1)	Acquire(2)	Outstanding

Blavin Parties(3)	1,529,136	0	20.8%
Central Wechsel — und Creditbank AG(4)	1,075,000	0	14.6%
Waveland Parties(5)	1,061,100	0	14.4%
Steel Partners II, L.P.(6)	828,031	0	11.3%
Quadrangle Offshore (Cayman) LLC(7)	507,400	0	6.9%
Dennis J. Tietz(8)	7,045	300,000	4.0%
Peter J. Younger	3,950	0	*
Robert M. Melzer(9)(10)	10,000	96,623	1.4%
S. Nicholas Walker(9)(10)(11)	1,400	96,623	1.3%
Maurice Taylor(9)(10)	0	96,623	1.3%
Charles Tharp(9)	100	60,000	*
John M. Foy(12)	0	67,500	*
John C. Kirby(12)	0	67,500	*
Nico Sciacovelli(12)	0	67,500	*
All directors and executive officers as a group (9 persons)(13)	22,495	852,369	10.4%

(1)	Includes common shares held beneficially by spouses, minor children or grandchildren and excludes shares that may be acquired under options, warrants or rights.

(2)	All options, warrants or rights under which persons could acquire common shares currently and within 60 days following April 1, 2003. Any securities not outstanding which are subject to such options, warrants or rights shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

(3)	According to the Schedule 13D, dated September 24, 1999, of Blavin & Company, Inc. and Paul W. Blavin, as principal for Blavin & Company, Inc., these shares are held of record by PWB Value Partners, L.P., and advisory clients of Blavin & Company, Inc. Blavin & Company, Inc. is located at 29621 Northwestern Highway, Southfield, MI 48034. Mr. Blavin’s business address is 29621 Northwestern Highway, Southfield, Michigan 48034.

(4)	According to the Schedule 13D Amendment No. 1, dated March 10, 1998, of Central Wechsel — und Creditbank AG (“CWAG”), these shares were held of record by Enavest Holding S.A. (“Enavest”), a Panamanian company of which Stefan M. Palatin is believed to be the beneficial owner. However, pursuant to the terms of a pledge agreement between CWAG and Enavest following the default of the repayment of a loan by Enavest, these shares are held of record by CWAG. CWAG’s business and office address is located at Kaerntner Strasse 43, 1015 Vienna Austria.

       By letter dated August 1, 2001, the Company was informed by a representative of Magyar Követeleskezalo R.L. (“MKK”) that MKK was the “new owner” of CWAG, and that CW — Abwicklungs AG I.A. had succeeded to CWAG. The Company understands that MKK is a financial institution headquartered in Budapest, Hungary. Neither CWAG nor MKK has filed any amendment to the Schedule 13D amendment last filed by CWAG, dated March 10, 1998.

(5)	According to their Schedule 13D Amendment No. 3, dated December 12, 2001 and their Form 4 dated December 10, 2001, the Waveland parties collectively hold 1,061,100 shares representing approximately 14.4% of the shares outstanding as of April 15, 2002. Waveland Partners, L.P., Waveland Capital Management, L.P. and Clincher Capital Corporation beneficially own 673,909 shares (consisting of 554,312 shares held by Waveland Partners, L.P. plus 119,597 shares held by Waveland International Ltd.) representing approximately 9.2% of the shares outstanding as of April 15, 2002. Waveland Partners, Ltd. and Waveland Capital Management, LLC beneficially own 506,788 shares (consisting of 387,191 shares held by Waveland Partners, Ltd. plus 119,597 shares held by Waveland International Ltd.) representing approximately 6.9% of the shares outstanding as of April 15, 2002. Waveland International, Ltd. beneficially owns 119,597 shares representing approximately 1.62% of the shares outstanding as of April 15, 2002. The address for all of these entities is 227 West Monroe, Suite 4800 Chicago, Illinois 60606.

(6)	According to the Form 4, dated January 16, 2003, of Steel Partners II, L.P. and Warren G. Lichtenstein, as Chairman of the Board, Chief Executive Officer and Secretary of Steel Partners, L.L.C., the general partner of Steel Partners II, L.P., these shares are held of record by Steel Partners II, L.P. The principal business address of Steel Partners II, L.P., Steel Partners, L.L.C. and Mr. Lichtenstein is 150 East 52nd Street, 21st Floor, New York, New York 10022.

(7)	According to the Schedule 13G, dated January 11, 2000, of Lawrence A. Heller and Quadrangle Offshore (Cayman) LLC, Quadrangle Offshore (Cayman) LLC is the beneficial owner of these shares. The mailing address for Quadrangle Offshore (Cayman) LLC is c/o Goldman Sachs (Cayman) Trust, Ltd., Harbour Centre, 2nd Floor, P.O. Box 896, George Town, Grand Cayman, Cayman Islands, B.W.I. The mailing address for Lawrence A. Heller is 6 East 45th Street, Suite 805, New York, New York 10017.

(8)	Mr. Tietz may purchase 300,000 common shares by exercising outstanding options on or before December 10, 2008.

(9)	Messrs. Taylor, Tharp, Walker, and Melzer may each purchase 15,000 common shares by exercising outstanding options on or before October 12, 2009, an additional 15,000 common shares by exercising outstanding options on or before January 9, 2011, an additional 15,000 common shares by exercising outstanding options on or before January 9, 2012, and an additional 15,000 common shares by exercising outstanding options (this last grant is subject to and conditional upon shareholder approval of Proposal No. 2 herein of amendments to Company’s Directors’ Equity Plan) on or before January 9, 2013.

(10)	Represents 36,623 common shares issuable upon the settlement of director’s stock units granted to Messrs. Taylor, Walker, and Melzer through April 1, 2003, the grant of 5,350 of which is subject to and conditional upon shareholder approval of Proposal No. 2 herein, the proposed amendments to Company’s Directors’ Equity Plan.

(11)	Includes 1,300 common shares owned directly by Lion Fund Limited, a Cayman Islands mutual fund (“LFL”) and owned indirectly by Mr. Walker. LFL is managed by York Asset Management Limited (“YAML”). Mr. Walker is the Managing Director of YAML. Mr. Walker is also the beneficiary of a trust which owns 8% of the outstanding capital stock of LFL. Other than for his beneficial interest in said trust, Mr. Walker disclaims beneficial ownership of the common shares of the Company owned by LFL except to the extent of his pecuniary interest in LFL as Managing Director thereof.

(12)	Messrs. Foy, Sciacovelli, and Kirby may each purchase 60,000 shares by exercising outstanding options on or before February 3, 2010, and an additional 7,500 shares by exercising outstanding options on or before January 8, 2011.

(13)	Represents, as of April 1, 2003, stock options exercisable for, or stock units to be settled for, 852,369 common shares.

*	Less than one percent.

Section 16(a) Beneficial Ownership Reporting Compliance

      The Company’s directors and executive officers, and beneficial owners of more than ten percent of the Company’s common shares, must file reports with the SEC indicating the number of the Company’s common shares they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to the Company. Based on its review of the copies of beneficial ownership reports received by it, we believe that, during the fiscal year ended December 31, 2002, all filing requirements applicable to our officers, directors, and greater than ten percent beneficial owners were complied with, except that Robert M. Melzer, Maurice Taylor, and S. Nicholas Walker each filed a late Form 4 reporting the December 31, 2002 grant of director’s stock units, and Dennis J. Tietz and Peter J. Younger each reported the April 17, 2002 acquisition of 500 common shares of the Company in the open market at a price per share of $4.00 on a late Form 5 report.

OTHER MATTERS

      The proxyholders are authorized to vote, in their discretion, upon any other business that comes before the annual meeting and any adjournment of the meeting. The Board knows of no other matters which will be presented to the meeting.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

      Without prejudice to the statutory rights granted under Luxembourg law to shareholders who alone or in aggregation with other shareholders control 20% or more of the common shares of the Company, proposals of shareholders intended to be presented at the 2004 annual meeting of shareholders must, in addition to satisfying the other requirements of the SEC’s rules and regulations, be received by the Company at its principal executive offices on or before                     [calculate 120 calendar days before the date of release of this Proxy Statement to the shareholders], in order to be considered for inclusion in the Company’s Proxy Statement for the Company’s 2004 annual meeting.

OTHER INFORMATION

      Shareholders are invited to visit the Company’s internet website at www.cronos.com for real-time information throughout the year about the Company and for links to SEC filings of the Company.

By Order of the Board of Directors,

Dennis J. Tietz
Chairman of the Board and
Chief Executive Officer

Luxembourg
                    , 2003

APPENDIX A

AUDIT COMMITTEE CHARTER

(as Amended and Restated)

THE CRONOS GROUP

AUDIT COMMITTEE

OF
BOARD OF DIRECTORS

COMMITTEE CHARTER

Function of the Committee

      The Committee’s role is to act on behalf of the Board of Directors (the “Board”) of The Cronos Group (the “Company”) in overseeing all material aspects of the Company’s reporting, control, and audit functions, except those specifically related to the responsibilities of another committee of the Board. The Committee’s role includes a review of the qualitative aspects of financial reporting to the Company’s shareholders and the supervision of compliance by the Company with significant legal and regulatory requirements applicable to the financial reporting of the Company.

      The Committee’s role includes coordination with other Board committees and the maintenance of a strong and positive working relationship with the management of the Company, with the Company’s internal accounting staff, with the Company’s independent auditors, with counsel, and with other advisors to the Committee.

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate or in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors of the Company.

Membership of the Committee

      The Committee shall consist of at least three and no more than five independent, non-executive members of the Board of the Company. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board of the Company. To the extent practicable, members of the Committee shall have the ability to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and statement of cash flow, or to be able to do so within a reasonable period of time after the member’s appointment to the Committee. The Chair of the Committee shall be selected by the full Board of the Company.

Objectives and Operating Principles

      The Committee shall fulfill its responsibilities within the context of the following objectives and operating principles:

•	Independence of Members. The members of the Committee shall consist of non-executive members of the Board. Each member of the Committee shall be free of any relationship that, in the judgment of the Board, would interfere with his or her individual exercise of independent judgment. Each member of the Committee shall meet the definition of independence set forth in NASD Rule 4200(a)(14).

•	Communications. The Chair and the other members of the Committee shall, to the extent appropriate, have contact throughout the year with the senior management of the Company, other committee chairs and advisors, the internal accounting staff of the Company, and the Company’s independent auditors, so as to strengthen the Committee’s knowledge of relevant, current, and prospective accounting and control issues.

•	Meeting Agenda. The Committee’s meeting agenda shall be the responsibility of the Committee Chair, with input from the members of the Committee and management.

•	Information Requirements. The Committee shall communicate its expectations with respect to the information required by the Committee to management and to the Company’s outside auditors.

•	Independent Advisors. The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting, or other advisors.

•	Attendance at Committee Meetings. The Committee shall request members of management, the Company’s internal and external auditors, and counsel, as applicable, to participate in meetings of the Committee as necessary to carry out the Committee’s responsibilities. At least once a year, the Committee shall meet in executive session with only the members of the Committee and the Company’s independent auditors present. It is understood that any of the internal accounting staff, officers of the Company, independent auditors of the Company, or counsel may, at any time, request a meeting with the Committee or the Chair of the Committee with or without management in attendance.

•	Report to the Board. The Committee, through the Chair of the Committee, shall report periodically to the full Board. In addition, minutes of all meetings of the Committee (other than those held in executive session) shall be prepared and made available to each Board member.

•	Meeting Frequency. The Committee shall meet at least quarterly. Additional meetings shall be scheduled as necessary by the Chair of the Committee.

•	Report to Shareholders. The Committee shall prepare a report to the shareholders of the Company for inclusion in the Company’s proxy statement distributed to shareholders in connection with any annual meeting of shareholders at which directors are to be elected in conformity with Item 306 of Regulation S-K of the SEC.

•	Committee’s Relationship with External and Internal Auditors. The Company’s independent auditors, in their capacity as independent public accountants, shall be responsible to the Board and to the Committee as representatives of the shareholders of the Company. The independent auditors shall report all of the relevant accounting and control issues to the Committee that come to the attention of the independent auditors. In executing its oversight role, the Committee shall review the work of the Company’s independent auditors.

•	Direct Input to Chair of Committee. If either the internal accounting staff or the independent auditors of the Company identify significant issues relative to the accounting or control functions of the Company that have been communicated to senior management but, in their judgment, have not been adequately addressed, then such matters should be communicated directly to the Chair of the Committee.

Committee’s Responsibilities

      The Committee shall:

•	Review and reassess the adequacy of this Charter annually, and include the Charter as an appendix to the Company’s proxy statement in accordance with the SEC’s proxy regulations.

•	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•	Review and discuss with management and the independent auditors the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors’ review of the quarterly financial statements.

•	Review and discuss quarterly with the independent auditors:

•	All critical accounting policies and practices to be used.

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

•	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Review the independent auditors’ annual audit plans and the degree to which they can be relied upon to detect fraud and weaknesses in internal controls, including information technology.

•	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•	Review with the Company’s management and the independent auditors the Company’s general policies and procedures so as to reasonably assure the adequacy of internal accounting and financial controls.

•	Discuss with the independent auditors any relevant recommendation which they may have regarding improving internal financial controls, the selection of accounting principles, and management’s reporting systems.

•	Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Committee prior to the completion of the audit. In this regard, the Committee may delegate to one or more designated members the authority to pre-approve audit and permissible non-audit services provided to the Company by the independent auditors, provided such pre-approval decisions are presented to the full Committee at a later scheduled meeting.

•	Provide support to other Committees of the Board, as requested by the Committees, with respect to accounting, audit, and related issues.

•	Apprise the Board, by means of oral reports, distribution of the minutes of its meetings, and special presentations, when necessary, of significant developments relating to the performance of the Committee’s duties.

•	Provide guidance and oversight of the internal audit activities of the Company, including a review of the organization, plans, and results of such activities.

•	Recommend to the Board any appropriate extension or change in the duties of the Committee.

•	Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Qs of the Company about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Obtain and review a report from the independent auditors at least annually regarding (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five (5) years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Company. Evaluate the qualifications, performance and independence, consistent with the standards set by the Independence Standards Board, of the independent auditors, including considering whether the auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors’

independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

•	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

•	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

•	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act regarding required responses to audit discoveries has not been implicated.

•	Oversee compliance with the requirements of the SEC for disclosure of independent auditors’ services and Committee members’ qualifications and activities.

•	As requested by the Board, review potential conflicts of interest under the Company’s Policy on Conflicts of Interest.

      This Charter, as amended and restated, was approved by the Audit Committee on March 19, 2003, and by the full Board of Directors of the Company on March 20, 2003.

DETACH HERE

PROXY
THE CRONOS GROUP

     This proxy is solicited on behalf of the Board of Directors of The Cronos Group for the annual meeting to be held on June 5, 2003.

     The undersigned hereby appoints Dennis J. Tietz, Peter J. Younger, and S. Nicholas Walker, and each of them, proxies, with full power of substitution, to vote all common shares of The Cronos Group that the undersigned is entitled to vote at the annual meeting of shareholders to be held at the Hotel Le Royal, 12 Boulevard Royal, Luxembourg, on Thursday, June 5, 2003 at 10:00 a.m., local time, and at any adjournment, postponement, or continuation thereof. The proxies have the authority to vote as directed on the reverse side of this card with the same effect as though the undersigned were present in person and voting. The proxies are further authorized in their discretion to vote upon such other business as may properly come before the annual meeting and any adjournment, postponement, or continuation thereof. The undersigned revokes all proxies previously given to vote at the annual meeting.

     The Board of Directors recommends a vote for the nominees listed in Proposal 1 and for the adoption of Proposals 2 through 8.

SEE REVERSE SIDE. TO BE SIGNED ON REVERSE SIDE. SEE REVERSE SIDE.

Reverse side

[x] Please mark votes as in this example

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS YOU DIRECT. IF YOU GIVE NO DIRECTION, WE WILL VOTE YOUR COMMON SHARES FOR ALL PROPOSALS. WE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS CARD.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL PROPOSALS

1.	Elect Two Directors

The Nominees are: Maurice Taylor and Charles Tharp

[ ]	FOR ALL NOMINEES (EXCEPT AS INDICATED BELOW)

[ ]	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME BELOW)

2.	Approval of amendment to Non-Employee Directors’ Equity Plan to (a) extend the term of the Plan to 2006, and (b) reserve for issuance under the Plan an additional 325,000 common shares of the Company.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	Approval of extension to December 3, 2004 and expansion of the grant of authority to the Board of Directors to implement a common share repurchase program.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.	Approval of declaration of dividend of two (2) cents per common share for the second calendar quarter of 2003.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

5.	Approval of appointment of Deloitte & Touche S.A. as the Company’s independent auditors for the year ending December 31, 2003, and authorization of the Board of Directors to fix the compensation payable to the independent auditors.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

6.	Approval of the consolidated and unconsolidated financial statements of the Company for the year ended December 31, 2002 and the reports of the Company’s Board of Directors and independent auditors thereon.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

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7.	Discharge the following members of the Board of Directors pursuant to Article 74 of the Companies Law (10 August 1915) from the execution of their mandate for the year ended December 31, 2002: Dennis J. Tietz, Peter J. Younger, Maurice Taylor, Charles Tharp, S. Nicholas Walker, and Robert M. Melzer.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

8.	Approval of the allocation of the profit/loss reported by the Company for the year ended December 31, 2002.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and at any adjournment, postponement, or continuation thereof.

     Please mark, sign, date, and return this Proxy in the accompanying prepaid envelope. Please sign exactly as your name appears on this Proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, both owners should sign.

Signature:	Date:

Signature:	Date:

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